   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2004

                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         PROGENICS PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                            777 OLD SAW MILL RIVER ROAD                          13-3379479
(STATE OR OTHER JURISDICTION OF                  TARRYTOWN, NEW YORK 10591                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)         IDENTIFICATION NO.)


                                ----------------

                 AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                ----------------

                           PAUL J. MADDON, M.D., PH.D.
                CHIEF EXECUTIVE OFFICER AND CHIEF SCIENCE OFFICER
                         PROGENICS PHARMACEUTICALS, INC.
                             777 SAW MILL RIVER ROAD
                            TARRYTOWN, NEW YORK 10591
                     (Name and address of agent for service)

                               ------------------

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:
                                 (914) 789-2800

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
    TITLE OF EACH CLASS OF            AMOUNT          PROPOSED MAXIMUM      PROPOSED MAXIMUM
          SECURITIES                  TO BE            OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)        PER SHARE(2)            PRICE(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.0013 par
value per share                     3,100,000             $14.17              $43,927,000             $5,566
================================================================================================================

(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Pursuant to Rules 457(h) and 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq National Market on November 10, 2004.

                              EXPLANATORY STATEMENT


                  This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in order to register 3,100,000 shares of the Company's common stock, par value $0.0013 per share (the "Common Stock"), issuable upon exercise of options granted or to be granted under the Company's Amended and Restated 1996 Stock Incentive Plan (the "Plan"). On May 8, 1998, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-52277) registering up to 1,050,000 shares of Common Stock issuable under the Plan (the "Initial Registration Statement"). On June 11, 1998, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-56571) registering up to 850,000 additional shares of Common Stock issuable under the Plan (such registration statement, together with the Initial Registration Statement, being hereinafter referred to as the "Prior Registration Statements"). With the addition of 3,100,000 shares pursuant to this Registration Statement, the total number of shares now registered for issuance pursuant to the Plan is 5,000,000. Pursuant to General Instruction E of Form S-8, the Company hereby incorporates by reference in this Registration Statement all contents of the Prior Registration Statements, including the exhibits thereto.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are hereby incorporated by reference:

         a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

         c) The description of the Company's Common Stock in the Registrant's registration statement on Form 8-A dated September 29, 1997, File No. 0-23143 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including all amendments or reports filed with the Commission for the purpose of updating such description.

         All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant's Restated Certificate of Incorporation contains such a provision.

                  The Registrant's Certificate of Incorporation and By-Laws provide that the Registrant shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Registrant, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his capacity as such.

                  The Registrant has entered into Indemnification Agreements with each of its officers and directors, pursuant to which the Registrant has agreed to indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law.

                  The Registrant has obtained an insurance policy providing coverage for certain liabilities of its officers and directors.

ITEM7.           EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.          EXHIBITS.

                 The following documents are filed as Exhibits hereto:


 EXHIBIT
  NUMBER         DESCRIPTION
 --------        -----------
  3.1            Certificate of Incorporation of the Company, as amended         Incorporated by reference
                                                                                 from Exhibit 3.1 to the
                                                                                 Company's Form S-1
                                                                                 Registration Statement No.
                                                                                 333-13627 dated November 19,
                                                                                 1997

  5.1            Opinion and Consent of Dewey Ballantine LLP with respect to     Filed herewith
                 the legality of the securities being registered

  10.1           Amended and Restated 1996 Stock Incentive Plan                  Filed herewith

  23.1           Consent of Dewey Ballantine LLP (contained in their opinion     Filed herewith
                 filed herewith as Exhibit 5.1)

  23.2           Consent of PricewaterhouseCoopers LLP                           Filed herewith

  24.1           Power of Attorney of directors and certain officers of the      Filed herewith
                 Company (included in Signature Page)

ITEM 9.   UNDERTAKINGS.

a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 of Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on September 30, 2004.

                        PROGENICS PHARMACEUTICALS, INC.

                        By:  /s/ PAUL J. MADDON, M.D., PH.D.
                             -------------------------------
                             Paul J. Maddon, M.D., Ph.D.
                             Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitute and appoint Paul J. Maddon, M.D., Ph.D., Ronald J. Prentki and Robert A. McKinney, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                   Capacity                                        Date
        ---------                                   --------                                        ----
/s/ PAUL J. MADDON, M.D., PH.D.                   Chairman of the Board and Chief Executive         September 30, 2004
-------------------------------                   Officer (Principal Executive Officer)
Paul J. Maddon, M.D., Ph.D.

/s/ ROBERT A. MCKINNEY                            Vice President, Finance & Operations and          September 30, 2004
-----------------------                           Treasurer (Principal Financial and
Robert A. McKinney                                Accounting Officer)

/s/ CHARLES A. BAKER                              Director                                          September 30, 2004
--------------------
Charles A. Baker

/s/ KURT W. BRINER                                Director                                          September 30, 2004
------------------
Kurt W. Briner

/s/ MARK F. DALTON                                Director                                          September 30, 2004
------------------
Mark F. Dalton

/s/ STEPHEN P. GOFF, PH.D.                        Director                                          September 30, 2004
--------------------------
Stephen P. Goff, Ph.D.

/s/ PAUL F. JACOBSON                              Director                                          September 30, 2004
--------------------
Paul F. Jacobson

/s/ RONALD J. PRENTKI                             President and Director                            September 30, 2004
---------------------
Ronald J. Prentki

/s/ DAVID A. SCHEINBERG, M.D., PH.D.              Director                                          September 30, 2004
------------------------------------
David A. Scheinberg, M.D., Ph.D.
